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                                                                  Exhibit 23.3


Independent Auditors' Consent

We consent to the use in this Registration Statement of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc., on Form S-4 of our report dated April 30, 1998, on the Statements of Operations of Millbrook Distribution Services Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP

New York, New York

October 27, 1998